Exhibit 99.1

EQUITRANS MIDSTREAM RELEASES STATEMENT RELATED TO MOUNTAIN VALLEY PIPELINE'S JEFFERSON NATIONAL FOREST AUTHORIZATIONS

Canonsburg, PA (July 11, 2023) – Equitrans Midstream Corporation (NYSE: ETRN), today, released a statement related to the July 10, 2023, decision by the U.S. Court of Appeals for the Fourth Circuit regarding construction in the Jefferson National Forest for the Mountain Valley Pipeline project.

“We are disappointed with the U.S. Court of Appeals for the Fourth Circuit’s remarkable decision to grant a one-sentence stay halting all construction in the Jefferson National Forest with no explanation. The Court’s decision defies the will and clear intent of a bipartisan Congress and this Administration in passing legislation to expedite completion of the Mountain Valley Pipeline project, which was deemed to be in the national interest. We believe the Court also exceeded its authority, as Congress expressly and plainly removed its jurisdiction. Further, the fact that the Court issued the stay prior to receiving full briefing from the federal government and Mountain Valley is particularly telling and demonstrates why Congressional intervention was appropriate. We are evaluating all legal options, which include filing an emergency appeal to the U.S. Supreme Court. Unless this decision is promptly reversed, it would jeopardize Mountain Valley’s ability to complete construction by year-end 2023."

About Equitrans Midstream Corporation

Equitrans Midstream Corporation has a premier asset footprint in the Appalachian Basin and, as the parent company of EQM Midstream Partners, is one of the largest natural gas gatherers in the United States. Through its strategically located infrastructure assets in the Marcellus and Utica regions, Equitrans has an operational focus on gas transmission and storage systems, gas gathering systems, and water services that support natural gas development and production across the Basin. With a rich 140-year history in the energy industry, Equitrans was launched as a standalone company in 2018 with a vision to be the premier midstream services provider in North America. While working to meet America's growing need for clean-burning energy, Equitrans is proud of its environmental, social, and governance (ESG) practices, striving every day to preserve and protect the environment, provide an engaging workplace for its employees, support and enrich its local communities, and to deliver sustained value for customers and shareholders. Visit www.equitransmidstream.com; and to learn more about our ESG practices visit Equitrans Sustainability Reporting.

About Mountain Valley Pipeline

The Mountain Valley Pipeline (MVP) is a proposed underground, interstate natural gas pipeline system that spans approximately 303 miles from northwestern West Virginia to southern Virginia. Subject to regulatory oversight by the Federal Energy Regulatory Commission, the MVP will be constructed and owned by Mountain Valley Pipeline, LLC, Series A – a joint venture of Equitrans Midstream Corporation; NextEra Capital Holdings, Inc.; Con Edison Transmission, Inc.; WGL Midstream MVP LLC; and RGC Midstream, LLC. The MVP was designed to transport clean-burning natural gas from the prolific Marcellus and Utica shale regions to the growing demand markets in the Mid-Atlantic and Southeast areas of the United States. Equitrans Midstream, primary interest owner, will operate the pipeline. From planning and development to construction and in-service operations – MVP is dedicated to the safety of its communities, employees, and contractors, and to the preservation and protection of the environment. Visit www.mountainvalleypipeline.info

Analyst inquiries:

Nate Tetlow – Vice President, Corporate Development and Investor Relations

412-553-5834

ntetlow@equitransmidstream.com

Media inquiries:

Natalie Cox – Communications and Corporate Affairs

412-395-3941

ncox@equitransmidstream.com

Cautionary Statements

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended, concerning matters affecting Equitrans Midstream Corporation (the Company), which as of March 31, 2023 owned an approximate 47.3% interest in the Mountain Valley Pipeline (MVP) project and will operate the MVP, the MVP joint venture, the MVP project and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, such management. Statements that do not relate strictly to historical or current facts are forward-looking. Words such as “focused,” “goal,” “guidance,” “scheduled,” “could,” “will,” “would,” “approximate,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “target,” “budget,” “potential,” “outlook,” “continue,” “seek,” “strive,” or “view,” and similar expressions are used to identify forward-looking statements. These statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Without limiting the generality of the foregoing, forward-looking statements contained in this news release include the potential for timely reversal of the Fourth Circuit Court’s decision and potential impact of the Fourth Circuit Court’s decision on the ability to achieve, and timing for achieving, completion of the MVP project. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are based on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, judicial, construction and other risks and uncertainties, many of which are difficult to predict and are beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth in the Company’s publicly filed reports with the Securities and Exchange Commission (the SEC), including those set forth under Item 1A, Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC, as updated by the Company’s subsequent filings.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, unless required by securities laws, whether as a result of new information, future events or otherwise. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Source: Equitrans Midstream Corporation

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